Exhibit 10.3

SUN MICROSYSTEMS, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Purchase Agreement (the “Agreement”) is made as of the xxth day of xx xx by and between SUN MICROSYSTEMS, INC., a Delaware corporation (the “Company”), and xx xx (the “Purchaser”).

The parties agree as follows:

1. SALE OF COMMON STOCK.

Subject to the terms and conditions of this Agreement and the Company’s 1990 Long-Term Equity Incentive Plan (the “Plan”), the Company hereby sells to the Purchaser and the Purchaser hereby purchases from the Company, on the closing date (as defined herein) xx shares of the Company’s Common Stock (the “Shares”) at a price of $0.01 per share for an aggregate purchase price of $xx The term “Shares” refers to the Shares purchased herein and all securities received in replacement thereof, pursuant to or in consequence of other similar change in the Company’s capitalization.

2. CLOSING; SECURITY INTEREST.

2.1	Closing. The purchase and sale of the shares shall occur at a closing (the “Closing”) to be held at the principal office of the Company as of the date hereof (the “Closing Date”).

2.2	Payment and Delivery of Certificate. At the Closing, the Company shall deliver to the Purchaser a certificate or certificates representing the Shares to be purchased by the Purchaser (which shall be issued in the name of the Purchaser or jointly in the name of the Purchaser and the Purchaser’s spouse) against payment of the purchase price therefor. The purchase price for the Shares shall be paid on the Closing Date by delivery of a check payable to the Company.

3. LIMITATIONS ON TRANSFER.

In addition to any other limitation on transfer created by applicable securities laws, the Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the restrictions set forth in this paragraph.

3.1	Repurchase Option. In the event of the voluntary or involuntary termination or cessation of employment or association of the Purchaser with the Company or any subsidiary in which the Company has a majority ownership interest for any reason whatsoever, with or without cause (including death or disability), the Company shall, upon the date of such termination, have an irrevocable, exclusive option to repurchase (the “Repurchase Option”) all or any portions of the Shares held by the Purchaser which are subject to the Repurchase Option as of such date at the original purchase price per share specified in Section1. Termination of the Purchaser’s employment with the Company shall not be deemed to have occurred during any period that the Purchaser is on a duly authorized leave of absence from the Company of less than twelve (12) months, or such longer period as the Committee of the Board of Directors administering the Plan approved in writing. If Purchaser does not return to work with the Company on or prior to the last day of an authorized leave of absence, Purchaser’s employment with the Company shall be deemed to terminate on the last day of the authorized leave of absence and the Company’s repurchase option specified herein shall become exercisable on such date. For the purposes of this Agreement, an authorized leave of absence shall mean a leave of absence approved by an officer of the Company and by the Human Resources Department.

Initially, all of the Shares purchased by the Purchaser shall be subject to the Company’s Repurchase Option as set forth above. The Shares held by the Purchaser shall be released from the Company’s Repurchase Option under this Section 3.1 as follows:

(a) 50% of the shares (i.e., xx Shares) shall be released on xx and

(b) The remaining 50% of the Shares (i.e., xx Shares) shall be released on provided in each such case the Purchaser is still employed with the Company on such dates. The continuation of the Purchaser’s employment with the Company is a material inducement to the Company in selling the Shares to Purchaser and failure to provide services to the Company, for any reason whatsoever shall trigger the Company’s Repurchase Option.

Notwithstanding the foregoing, vesting of the Shares shall be suspended during any authorized unpaid leave of absence (including a leave of absence for military, educational, disability or personal purposes) of more than thirty (30) days or an authorized paid leave of absence of more than ninety (90) days. The suspension of vesting shall commence on the thirty-first (31st) day of an authorized unpaid leave of absence of more than thirty (30) days or, in the case of an authorized paid leave of absence of more than ninety (90) days, on the ninety-first (91st) day of such leave and suspension of vesting shall terminate on the earlier of (1) the last business day preceding the date on which such individual’s leave of absence terminates or (2) a date twelve (12) months after the commencement of the leave of absence, unless the Compensation Committee of the Board of Directors extends such period. The release dates specified above shall be extended by a number of days equal to the number of days during which vesting was suspended.

Within forty-five (45) days following the Purchaser’s termination, the Company shall notify the Purchaser as to whether it wishes to purchase the Shares pursuant to the exercise of the Repurchase Option. If the Company elects to purchase said Shares hereunder, it shall set a date for the closing of the transaction at a place specified by the Company not later than thirty (30) days from the date of such notice. At such closing, the Company shall tender payment for the Shares and the certificate or certificates representing the Shares so purchased shall be cancelled. The Purchaser hereby authorizes and directs the Secretary or Transfer Agent of the Company to transfer the Shares as to which the Repurchase Option has been exercised from the Purchaser to the Company. Except as provided under Section 3.5, the Purchaser shall not transfer by sale, assignment, hypothecation, donation or otherwise any of the Shares or any interest therein prior to the release of such Shares from the Repurchase Option. The Purchaser further authorizes the Company to refuse or to cause its Transfer Agent to refuse to transfer or record any Shares to be transferred in violation of this Agreement.

3.2	Assignment by Company. The Company’s Repurchase Option may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.

3.3	Obligations Binding Upon Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interests subject to the provisions of this Agreement including, insofar as applicable, the Company’s Repurchase Option under Section 3 and the Company’s rights under Section 2. Any sale, transfer or other disposition of the Shares or any interest therein in violation of this Agreement shall be void and without effect.

3.4	Replacement Certificate. In the event the restrictions imposed by this Agreement shall be terminated as provided in this Section 3, a new certificate or certificates representing the Shares shall be issued, on request, without the legend referred to in Section 5 herein.

3.5	Excluded Transfers. The restrictions on transfer of this Section 3 shall not apply to an inter-vivos transfer to the Purchaser’s ancestors or descendants or spouse or to a trustee for their benefit, provided that such transferee shall agree in writing to take such Shares subject to all the terms of this Agreement, including restrictions on further transfer.

4. ESCROW.

4.1	Delivery of Certificate to Escrow Agent. As security for the Purchaser’s performance of the terms and provisions of this Agreement and to ensure the availability for delivery of the Shares upon the Company’s exercise of its Repurchase Option, the Purchaser agrees to deliver to the Secretary of the Company (sometimes referred to as the “Escrow Agent” as the context requires) the certificate or certificates representing the Shares and his duly executed blank stock assignment in the form attached as Exhibit A hereto for use in transferring all or a portion of said Shares if, as and when required pursuant to Section 3 above.

4.2	Certificate Held in Escrow. The certificate or certificates representing the Shares and the duly executed blank stock assignment delivered at the Closing by the Purchaser of the Pledge Holder or Escrow Agent (as the case may be) shall be held by the Escrow Agent pursuant to the joint escrow instructions attached hereto as Exhibit B and made a part hereof, which joint escrow instructions shall be signed by the Purchaser, the Company and the Escrow Agent at the Closing.

5. LEGENDS.

The certificate or certificates representing the Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE PROVISIONS IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHARE HOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

6. SECTION 83(b); SATISFACTION OF WITHHOLDING OBLIGATION.

The Purchaser shall notify the Company in writing if the Purchaser files an election pursuant to Section 83(b) of the Internal Revenue Code of 1986 (an “83(b) Election”) with the Internal Revenue Services within thirty (30) days from the date of the sale of the Shares hereunder. The Company intends to claim a tax deduction for any amount which is taxable to the Purchaser regardless of whether such an election is filed.

IF SUCH AN ELECTION IS NOT FILED, THE PURCHASER ACKNOWLEDGES THAT THE COMPANY HAS THE RIGHT TO SATISFY ANY PORTION OF ANY WITHHOLDING TAX OBLIGATIONS TO WHICH THE COMPANY MAY BE SUBJECT IN CONNECTION WITH THE SHARES BY SELLING SUFFICIENT SHARES ON BEHALF OF THE PURCHASER WHICH ARE NO LONGER SUBJECT TO THE REPURCHASE OPTION AND/OR BY WITHHOLDING CERTAIN AMOUNTS FROM PURCHASER’S FUTURE SALARY PAYMENTS. IN THE EVENT THAT THE COMPANY DESIREs TO SATISFY THE WITHHOLDING TAX OBLIGATIONS THROUGH THE SALE OF SHARES WHICH ARE NO LONGER SUBJECT TO THE REPURCHASE OPTION, THE COMPANY SHALL NOTIFY THE ESCROW AGENT TO SELL, AT THE THEN CURRENT MARKET PRICE, A SUFFICIENT PORTION OF SUCH PURCHASER’S SHARES WHICH ARE NO LONGER SUBJECT TO THE REPURCHASE OPTION, TO SATISFY THE AMOUNT OF COMPANY’S WITHHOLDING TAX OBLIGATION, AND TRANSFER TO COMPANY SUCH PROCEEDS DERIVED FROM SUCH SALE AS WILL BE NECESSARY TO SATISFY SUCH PORTION OF COMPANY’S WITHHOLDING TAX OBLIGATION AS THE COMPANY MAY ELECT.

PURCHASER ACKNOWLEDGES THAT THE COMPANY HAS DISCLOSED TO HIM OR TO HER THAT IF HE OR SHE FILES AN 83(b) ELECTION, THE SPREAD BETWEEN THE PURCHASE PRICE OF THE SHARES AND THE FAIR MARKET VALUE OF THE SHARES ON THE DATE OF PURCHASE WILL BE IMMEDIATELY TAXABLE TO HIM OR HER AS ORDINARY INCOME AND THE COMPANY WILL BE REQUIRED TO WITHHOLD CERTAIN AMOUNTS FROM HIS OR HER PAYCHECK. THE SHARES WILL NOT BE SALEABLE TO PAY SUCH TAXES DUE TO THE COMPANY’S REPURCHASE OPTION. IF PURCHASER DOES NOT FILE SUCH AN 83(b) ELECTION, THE SPREAD BETWEEN THE PURCHASE PRICE AND THE FAIR MARKET VALUE OF THE SHARES WHICH VEST WILL BE TAXABLE AS ORDINARY INCOME TO PURCHASER ON THE DATE UPON WHICH SUCH SHARES VEST AND THE COMPANY WILL BE REQUIRED TO WITHHOLD CERTAIN AMOUNTS FROM PURCHASER’S PAYCHECK. FURTHER, THE COMPANY RESERVES THE RIGHT TO SATISFY, EITHER IN WHOLE OR IN PART, ANY WITHHOLDING OBLIGATION, TO WHICH THE COMPANY MAY BE SUBJECT WITH RESPECT TO PURCHASER’S SHARES, BY REQUIRING THE ESCROW AGENT TO SELL, AT THE THEN CURRENT MARKET PRICE, A SUFFICIENT PORTION OF PURCHASER’S SHARES WHICH ARE NO LONGER SUBJECT TO THE REPURCHASE OPTION, TO SATISFY ALL OR A PORTION OF THE COMPANY’S WITH HOLDING TAX OBLIGATION, AND TRANSFER TO COMPANY THE PROCEEDS DERIVED OF SUCH SALE.

7. MISCELLANEOUS.

7.1	Amendment. This Agreement may be amended by written agreement between Company and the Purchaser.

7.2	Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or upon the lapse of forty-eight (48) hours after being deposited in the U.S. Mail, as certified or registered mail, postage prepaid and addressed, if to the Company, at its principal place of business, Attention: the President, and if to the Purchaser, at his address as shown on the stock records of the Company.

7.3	Assignment. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

7.4	Further Assurances. Both parties agree to execute any additional documents necessary to carry out the purposes of this Agreement.

7.5	Shareholder Rights. Subject to the foregoing, the Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Shares.

7.6	Specific Performance. The Purchaser agrees that the Company and/or other shareholders shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violations of this Agreement, said right to be in addition to any of the remedies of the Company.

7.7	Delaware Law. This Agreement shall be construed under the laws of the State of Delaware, and covers the entire understanding of the parties hereto, superseding all prior written or oral agreements and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

7.8	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, to the extent that the economic benefits of this Agreement to both parties remain substantially unimpaired, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

7.9	No Continuing Obligations. THIS AGREEMENT IS NOT AN EMPLOYMENT CONTRACT AND NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO CREATE IN ANY WAY WHATSOEVER ANY OBLIGATION ON THE PART OF THE COMPANY TO CONTINUE THE PURCHASER’S EMPLOYMENT WITH THE COMPANY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

THE “COMPANY”	SUN MICROSYSTEMS, INC.

A Delaware Corporation

By:
Michael A. Dillon
		Title:	Senior Vice President, General Counsel & Secretary

THE “PURCHASER”

Address:

Date:

Date of Commencement Vesting:

CONSENT

The undersigned spouse of the Purchaser agrees that my interest, if any, in the Shares subject to the foregoing Agreement shall be irrevocably bound by this Agreement and further understands and agrees that my community property interest, if any, shall be similarly bound by this Agreement.

Spouse of Purchaser

Date:

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto                                                                                   (                    ) shares of the Common Stock of Sun Microsystems, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by Certificate No.                      herewith, and do hereby irrevocably constitute and appoint                                          attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Date:
(to be filled in only by Escrow Agent)

Signature:

EXHIBIT B

ATTN: SECRETARY

Sun Microsystems, Inc.

4120 Network Circle

Santa Clara, CA 95054

RE: Joint Escrow Instructions

Dear Secretary:

As Escrow Agent for Sun Microsystems, Inc., (the “Company”) and the undersigned Purchaser (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement dated xx (the “Agreement”), including the stock certificate(s) evidencing shares of the company’ Common Stock and the stock assignment(s) referred to in Section 4 of this Agreement, in accordance with the following instructions:

1.	In the event the Company (or its assignee) shall elect to exercise its Repurchase Option set forth in Section 3 of the Agreement (the “Rights”) in whole or in part, the Company (or its assignee) shall give to the Purchaser and to you a written notice specifying a time and place for a closing hereunder. The Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.	At the closing you are directed to (a) date such of the aforesaid stock assignments as shall be necessary for the transfer in question, (b) fill in the number of shares being transferred, and (c) deliver the same, together with the aforesaid certificate(s) evidencing the shares to be transferred, to the Company (or its assignee) as provided in the Agreement against the simultaneous delivery to you of the purchase price (by Company check or in cash) for the number of shares being purchased pursuant to the Agreement.

3.	The Purchaser irrevocably authorizes the Company to deposit with you any securities (including additional shares of the Company’s Common Stock) or other property (including cash) which the Purchaser would be entitled to receive on account of any shares held by you hereunder. To facilitate the performance of the Agreement, the Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments, or other instruments, which shall be necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, the Purchaser shall exercise all rights and privileges of a stockholder of the Company while the shares are held by you.

4.	Upon written request from the Company and the Purchaser, you are authorized to release from escrow the number of shares indicated in that written request pursuant to the Agreement.

5.	This escrow shall terminate upon the termination of the Company’s rights as provided in Section 3 of the Agreement.

6.	If at the time of termination of this escrow you shall have in your possession any documents, securities, or other property belonging to the Purchaser, you shall deliver all of the same to the Purchaser and shall be discharged of all further obligations.

7.	Your duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto and approved by you.

8.	You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or attorney-in-fact for the Purchaser while acting in good faith and in the exercise of your own good judgment and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

9.	You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court. In case you obey or comply with any such order, judgment, or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, notwithstanding any such order, judgment, or decrees shall be subsequently reversed, modified, annulled, set aside, or vacated, or found to have been entered without jurisdiction.

10.	You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

11.	You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these escrow instructions or any documents deposited with you.

12.	By signing these escrow instructions you become a party hereto only for the purpose of said joint escrow instructions, and you do not become a party to the Agreement.

13.	Any notice required hereunder shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. Post Office by registered or certified mail, addressed to the other party hereto at his address hereinafter shown below his signature to this Joint Escrow Instructions or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

14.	If prior to the termination of this Escrow you shall die or shall cease to be Secretary of the Company your successor as Secretary of the Company may, from time to time, at the request of the Company’s Board of Directors discharge any of the duties and perform any of the acts to be performed by you as Escrow Agent.

Dated: , SUN MICROSYSTEMS, INC.
A Delaware corporation

By:
Michael A. Dillon
Title:	Senior Vice President, General Counsel & Secretary

Address:	4120 Network Circle
Santa Clara, CA 95054

ESCROW AGENT

Michael A. Dillon
Secretary of Sun Microsystems, Inc.

Address: 4120 Network Circle
Santa Clara, CA 95054

PURCHASER

Date:

Address:

THE FOLLOWING PAGE IS TO BE COMPLETED

ONLY IF YOU ARE SUBJECT TO

U.S. TAXES

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUS CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Code, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

TAXPAYER NAME:	_______________________________________

TAXPAYER ADDRESS:	_______________________________________

_______________________________________

TAXPAYER ID NUMBER:	_______________________________________

TAXABLE YEAR:	__________

2.	The property with respect to which the election is made is described as follows:

                     shares of the Common Stock of Sun Microsystems, Inc.

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

Restriction on transfer is provided in a stock restriction agreement between the undersigned and the Company.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

6.	The amount (if any) paid for such property is:

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Date:

Taxpayer